       As filed with the Securities and Exchange Commission on December 28, 1999
================================================================================
                                                 Registration No. 333-__________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              PERFUMANIA.COM, INC.
             (Exact name of Registrant as specified in its charter)

            FLORIDA                                      65-0884688
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               11701 NW 101ST ROAD
                              MIAMI, FLORIDA 33178
                    (Address of principal executive offices)
                           --------------------------
                        1999 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)
                            -------------------------
                                 RACHMIL LEKACH
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              PERFUMANIA.COM, INC.
                               11701 NW 101ST ROAD
                              MIAMI, FLORIDA 33178
                                 (305) 889-1600
 (Name, address and telephone number, including area code, of agent for service)
                           --------------------------
                                    Copy to:
                             JEFFREY R. HOULE, ESQ.
                                GREENBERG TRAURIG
                        1750 TYSONS BOULEVARD, SUITE 1200
                             MCLEAN, VIRGINIA 22102
                                 (703) 749-1300
                               (703)749-1301 (FAX)

                         Calculation Of Registration Fee

------------------------ --------------------------- -------------------------- -------------------------- ------------------------
                                                         Proposed Maximum           Proposed Maximum
Title of Securities to    Amount to be Registered    Offering Price Per Share   Aggregate Offering Price    Amount of Registration
     be Registered                  (1)                         (2)                        (2)                      Fee (2)
------------------------ --------------------------- -------------------------- -------------------------- ------------------------
Common Stock, par             1,000,000 shares                $12.375                  $12,375,000                  $3,267
value $.01 per share
------------------------ --------------------------- -------------------------- -------------------------- ------------------------

(1) In accordance with Rule 416, this Registration Statement also covers such number of shares as may become issuable by reason of the anti-dilution provisions of the Plan.
(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(c) and (h), based on the average of the high and low prices reported in the consolidated reporting system on December 20, 1999.

================================================================================



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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's prospectus, filed with the Securities and Exchange Commission on September 30, 1999, under Rule 424(b), Commission file number 333-80059.

         (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the period covered by the audited financial statements contained in the Rule 424(b) prospectus referred to above.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated Articles of Incorporation and Bylaws provide that the Registrant shall indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, any appeal of any of the foregoing and any inquiry or investigation that could lead to any of the foregoing (collectively, the "Proceeding"), by reason of the fact that he is or was (i) a director of the Registrant or (ii) any other person designated by and serving at the request of the Registrant's board of directors (the "Board") as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan or other entity, as well as officers, employees and agents of the Registrant (which collectively constitute the "Indemnified Party").

         Generally, in order to be indemnified, the Indemnified Party must be successful in defending the Proceeding on the merits and must satisfy specified standards of conduct in connection with the matters giving rise to the Proceeding in question. The determination of whether an Indemnified Party meets the specified standards of conduct and thus is eligible for indemnification is made persons who are not named defendants nor respondents in the Proceeding and who are either (i) a quorum of the Registrant's disinterested directors, or (ii) special legal counsel selected by the Board or (iii) the Registrant's


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shareholders. The indemnification, to the extent permitted by law, may be for reasonable expenses incurred by the Indemnified Party in connection with the Proceeding including court costs and attorneys' fees through appeal, judgments, penalties, fines, and settlements. If the Indemnified Party meets the standards of conduct but is found liable to the Registrant or is found liable on the basis that said person improperly received a personal benefit, then only actual, reasonable expenses incurred in connection with the Proceeding shall be indemnified. No indemnification is available to a person found liable for willful or intentional misconduct in the performance of said person's duty to the Registrant.

         Florida law permits the Registrant to provide indemnification to its officers, directors, employees and agents subject to certain limitations. Florida law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor. Insofar as indemnification (pursuant to the foregoing provisions) for liabilities arising in connection with actions by the Commission against the Registrant's directors and officers, or persons controlling the Registrant, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act ,and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         5.1 Opinion of Greenberg Traurig, counsel to the Company, as to certain legal matters in connection with the shares of Common Stock being registered.


         23.1 Consent of Greenberg Traurig (included in its opinion filed as Exhibit 5.1 hereto).

         23.2     Consent of PricewaterhouseCoopers LLP.

         24.1     Power  of  Attorney   (included  on  signature  page  of  this
                  Registration Statement).

ITEM 9.  UNDERTAKINGS.

         1.       The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


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



                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such




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director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.









                      [THIS SPACE INTENTIONALLY LEFT BLANK]

















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, perfumania.com inc., a corporation organized under the laws of the State of Florida, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 28th day of December, 1999.
                              perfumania.com inc.

                              By:   /s/ RACHMIL  LEKACH
                                    -------------------------------------
                                    Rachmil Lekach
                                    Chairman of the Board of Directors and
                                      Principal Executive Officer

                              By:   /s/ MICHAEL AMIDEO
                                    -------------------------------------
                                    Michael Amideo
                                    Principal Financial and Accounting
                                      Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jeffrey R. Houle his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

    SIGNATURE AND CAPACITY                                  DATE

/s/ RACHMIL LEKACH                                  December 28, 1999
------------------------------
Rachmil Lekach, Director


/s/ ILIA LEKACH                                     December 28, 1999
------------------------------
Ilia Lekach, Director


/s/ MICHAEL AMIDEO                                  December 28, 1999
------------------------------
Michael Amideo, Director


/s/ DANIEL SAWICKI                                  December 28, 1999
------------------------------
Daniel Sawicki, Director


/s/ DANIEL MANELLA                                  December 28, 1999
------------------------------
Daniel Manella, Director




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